As filed with the SEC on February 26, 1999 SEC Registration No. 333-71659

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM SB-2/A

                                 AMENDMENT NO. 1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               4 BRANDON - I, INC.
               (Exact name of registrant as specified in charter)

                            Florida 6770 Applied for
           (State or other (Primary Standard Industrial (IRS Employer jurisdiction of Classification Code Number) Identification incorporation or Number)
                                  organization)

         As filed with the Securities and Exchange Commission on May 13,
                      1998 SEC Registration No. 33-98526-D

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               4 BRANDON - I, INC.
               (Exact name of registrant as specified in charter)

                            FLORIDA 6770 APPLIED FOR
           (State or other (Primary Standard Industrial (IRS Employer jurisdiction of Classification Code Number) Identification incorporation or Number)
                                  organization)

                               4 BRANDON - I, INC.
                               2503 W. Gardner Ct.
                                 Tampa, FL 33611
        (Address and telephone number of registrant's principal executive offices and principal place of business)

                      Michael T. Williams, Esq., PRESIDENT
                               4 BRANDON - I, INC.
                               2503 W. Gardner Ct.
                                 Tampa, FL 33611

(Name, address, and telephone number of agent for service)

THIS PRELIMINARY PROSPECTUS IS NOT YET COMPLETED. *, 1999
1

                           We are 4 Brandon- I, Inc.

      We are offering up to 10,000,000 shares of our common stock. We are distributing these shares free of charge.

 ----------------------------------------------------------------
                        ->    We have no active business.
                        ->    The only thing we will ever do is to locate and
We are an acquisition company.  acquire another operating business.

                        -> We will consider acquiring any kind of business in any industry anywhere in the U.S.
----------------------------------------------------------------
-----------------------------------------------------------------


     We expect to acquire only smaller businesses that must become an SEC reporting company to qualify for listing on the NASD over the counter bulletin board.
-----------------------------------------------------------------------------



                                                We are  subject to SEC rule 419.
This means that:

o             Your stock will be held in escrow by *, an NASD broker/dealer.
o You many sell the stock you receive only when your stock is released from the escrow account. Your stock will be released only when we close a merger with an acquisition candidate.
o When we find a business to acquire, we will update this prospectus describing that business and send you a copy. o You will have 20-45 days after we send you the updated prospectus to decide if you want to keep your shares. If you don't want your shares, simply let us know and they will be returned to us. If you don't contact us in 45 days, your shares will be returned to us.
o We will complete the acquisition only when investors owning 80% of the stock in escrow vote for the acquisition. However, because management will acquire 80% of the shares in this offering, the acquisition will be approved no matter how you vote your shares.
o If we don't acquire a business by *, all the stock in escrow will be returned to us.



      We have described the reasons that our stock has no value today and may have no value in the future under the caption Potential Lack of Share Future Value beginning on page *.

      None of the Securities and Exchange Commission, any state securities commission, or any other government agency has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                                          This    initial    public     offering
prospectus is dated *.

      We are offering these shares ourselves without the use of a professional underwriter. We will not pay commissions on stock sales. Mr. Williams, our President, will pay all offering costs, including filing, printing, legal, accounting, transfer agent and escrow agent fees estimated at $10,000.

      The information in this prospectus is not complete and may be changed. We may sell these securities only when the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is an offer to sell these securities or a solicitation of an offer to buy these securities only in any state where the offer or sale is permitted.



                                TABLE OF CONTENTS

FREQUENTLY ASKED QUESTIONS....................................................................................................4
PROSPECTUS SUMMARY............................................................................................................5
POTENTIAL LACK OF SHARE FUTURE VALUE..........................................................................................6
BUSINESS AND PLAN OF OPERATION................................................................................................9
RELATED PARTY TRANSACTIONS...................................................................................................10
DESCRIPTION OF SECURITIES....................................................................................................10
SHARES ELIGIBLE FOR FUTURE SALE..............................................................................................13
MANAGEMENT...................................................................................................................14
PRINCIPAL SHAREHOLDER........................................................................................................15
THE OFFERING.................................................................................................................15
WHERE CAN YOU FIND MORE INFORMATION?.........................................................................................16
LEGAL PROCEEDINGS............................................................................................................16
LEGAL MATTERS................................................................................................................16
EXPERTS......................................................................................................................16
FINANCIAL STATEMENTS........................................................................................................F-1


                           FREQUENTLY ASKED QUESTIONS

      We think that these are the most important questions that you would ask us before deciding to accept the shares in this offering. This isn't all the information you will need before deciding to accept the shares. So be sure to read our entire prospectus.

Who are you?

o        4 BRANDON- I, Inc. is a Florida corporation formed in September, 1998.
o        Our sole business is to identify and acquire an operating business.
o Our address is 2503 W. Gardner Ct., Tampa, FL 33611; and our phone number is 813.831.9348

 What is your current status?

o             We have not  identified  and do not have any  formal  or  informal
              letters  of  intent,   arrangements  or  understandings  with  any
              business about a possible merger.
o We are in the development stage and have no operating history, assets or earnings.
o If management fails to provide the funds we need to operate, we have no other money or source of money available.

What kind of business do you expect to acquire?

o We will make an acquisition of any kind of business in any industry in any area of the country.
o We anticipate that our acquisition candidates will be smaller companies required to become SEC reporting companies to qualify for listing on the NASD over the counter bulletin board.

Are there any specific requirements for an acquisition candidate?

o The acquisition candidate must be able to supply all information, including audited financial statements, necessary for us to prepare the disclosure document rule 419 requires we send to you.
o The acquisition candidate must agree to pay the unpaid salary we owe to our management.
o The acquisition candidate must also agree to repurchase a number Mr. Williams' shares such that he owns less than 5% of the issued and outstanding common stock after the merger, for a price to be negotiated in the merger agreement.

How will you find acquisition candidates?

o Our president has worked with many smaller companies and their advisors throughout his career.
4

o After we start this offering, we will contact the companies and advisors we know and ask them to identify to us candidates that meet our acquisition criteria.
o We won't pay any cash fees to these advisors or anyone else for helping us locate an acquisition candidate. However, with the prior written consent of the acquisition candidate, their advisors may acquire shares in this offering.

How will you structure the acquisition?

o The acquisition will be structured as a tax-free stock-for-stock reverse merger.
o            We will only acquire 100% of the stock of an acquisition candidate.
o We will be the surviving company, but will assume all assets and liabilities of the company merging into us.

Will existing management stay on after the merger?

o Our existing officers and director will both resign upon closing of the merger.
o The management of the business merging with us will assume all management responsibilities after the merger.

                               PROSPECTUS SUMMARY

      This summary highlights information contained elsewhere in this prospectus. Because this is a summary, it may not contain all of the information that you should consider before receiving a distribution of our in the common stock. You should read this entire prospectus carefully.

 Securities Offered for
  Sale.......................   10,000,000 shares of common stock of 4 Brandon.


Number of shares Being
  Offered....................   10,000,000. Management intends to acquire
                                8,000,000 of these shares.


Price to the Public.......... No cash or other charge for the shares.

Number of shares Outstanding
  Before the Offering........   Our current shareholder owns 100 shares.

Number of shares to be
  Outstanding After
  the Offering...............   Assuming all shares are sold, 10,000,100 shares
                                outstanding

Dividend Policy..............   We do not intend to pay any cash dividends in
                                the foreseeable future.

Use of Proceeds..............   There are no proceeds of this offering.

                      POTENTIAL LACK OF SHARE FUTURE VALUE

      Our shares today have no value. Our shares in the future may have no value. You should not accept a distribution of shares if you only want to own shares that could have value in the future.

 Before we close a merger with an acquisition candidate, your shares may have no value for the following reasons:

We have no operating history, assets or earnings.

We may be unable to find a business to acquire because:

o We might lose our management, on whom we solely depend to find an acquisition candidate.
o We may run out of money to operate before we find a business to acquire. Although management has orally committed to loan us up to $50,000 until we find a candidate, they may not be able to advance us these funds or this amount might not be enough to cover all our expenses.
o We will face competition from larger, more established institutions in attempting to locate a business to acquire.

We will not pay cash dividends.

      We have no way to generate any income to pay dividends before a merger.

You are prohibited by SEC rules from selling your shares before a merger.

      Your shares cannot be released from the rule 419 escrow account until after the merger closes.

 After we close a merger with an acquisition candidate, your shares may have no value for the following reasons:

Your shares will be diluted through the issuance of additional stock in the merger.

      Assuming all shares are sold, 10,000,100 shares of common stock will be outstanding following this offering. Our board of directors may issue in the merger additional shares up to the authorized maximum of 50,000,000 without your shareholder approval and without allowing you the right acquire a portion of these shares based upon their percentage ownership. If requested by the business we acquire, we plan to issue in the merger a specific class of preferred stock having the right to convert into more shares of stock based upon the average bid and asked price of our stock during the first 20 days of trading.
6

 The merger could result in adverse tax consequences.

      Federal and state tax laws and regulations have a significant impact upon the structuring of business combinations. We will enter into a merger only if it believes the merger to be a tax-free transaction. If the IRS or state tax authorities ultimately prevail in recharacterizing the tax treatment of a merger, it could be costly our stockholders and us.

We might become an investment company under the law that regulates companies that invest in securities of other companies.

    Because our acquisitions will only be structured so as to acquire 100% of the stock of the acquisition candidate, we believe we will not have to comply with this law. But if we are, we will be subject to extensive and expensive regulation. If we don't comply, we could be out of business.

The business we acquire may be a new business with little of no operating history. As a result, it may experience significant losses in its initial years.

      The business we acquire will probably be a start-up or early stage company. Many new businesses lose money during their early years.

The business we acquire may never become profitable due to its inability to:

o        Attract a significant number of customers

o        Manage profitably its assets, liabilities and capital

o Develop necessary business relationships to provide products and services

o Implement and improve operational, financial and management information systems and other technology

o        Hire and train needed qualified personnel

The profitability of the business we acquire may suffer because of year 2000 problems.

      The company we acquire could experience interruptions in its business and significant losses if it or its customers or vendors rely on computer information systems that are unable to accurately process dates beginning on January 1, 2000.

There could be an economic downturn in the sector of the economy or area of the country in which the company we acquire.
7

      Operations of the company we acquire could be materially dependent upon and sensitive to the economics of the market or the geographic area in which the acquired company operates.

The business we acquire may depend upon its management. If lost, its management may be difficult to replace.

      This will be an even greater risk if there are no employment agreements with or key-man insurance on management of the acquired business.

The business we acquire may pay no cash dividends.

      Any business we acquire will probably not generate sufficient net income during the initial years of operation to permit the payment of any dividends. And even if profitable, the directors may decide to retain earnings rather than pay dividends.

The capital resources of an acquired business may not be adequate.

      The business we acquire may require additional capital. An equity or debt financing, if available at all, may be on terms which are unfavorable. If adequate capital is unavailable, operating results and financial condition and the value of your shares could suffer.

The business we acquire may face intense competition from larger, more established institutions.

      The business we acquire may be competing with more established companies with greater financial resources and operating experience.

The profitability of the business we acquire may suffer because of rapid and unpredictable changes in any governmental regulations with which it must comply.

      The business we acquire may be regulated by governmental agencies. These regulations are beyond their control, may change rapidly and unpredictably and can be expected to influence their earnings and growth. Although these regulations would impose costs upon the business, you should not assume they would protect your interests as a shareholder.

We expect a limited trading market for your shares.

      No trading market for your shares may develop even after your shares are released from escrow. We have no agreement with a market maker to make quotations of our common stock. The development of a public trading market depends upon the existence of willing buyers and sellers, which is not within our control or that of any market maker. Market makers are not required to maintain a continuous two-sided market and are free to withdraw firm quotations at any time.
8

      Even with a market, you may experience difficulties in reselling your stock due to certain provisions of state securities laws that apply to an offering of shares in a rule 419 acquisition company.

 If we trade on the over the counter bulletin board and are considered a penny stock, you will be subject to additional restrictions that may make it difficult to sell your shares.

      After the merger closes, any trading in the stock will be conducted in the over-the-counter market in the over the counter bulletin board. As a consequence, you could find it more difficult to dispose of, or to obtain accurate quotations as to the price of, your stock.

     The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure for trades in any stock defined as a penny stock. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Under this rule, broker/dealers who recommend these securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction before sale. We think that even after the merger, our stock will fall within the definitional scope of a penny stock.

 A substantial amount of our stock will be freely tradable, particularly if we register the stock issued in the merger.

      We have discussed this in the section entitled Shares Eligible for Future Sale on page *. We cannot predict the effect that sales of shares or the availability of shares for sale will have on the any market price that may exist for our common stock after completion of the merger. We do know that sales of substantial amounts of our common stock in a public market such as the over the counter bulletin board could drive down our stock price.


                         BUSINESS AND PLAN OF OPERATION

      We are a development stage entity, and have neither engaged in any operations nor generated any revenues to date. We have described the most important aspects of our business in the section entitled Frequently Asked Questions which you have already read starting at page *.

      Our expenses to date, all in connection with our formation and this offering and all funded by management, are approximately $1,000. We do not expect to incur any significant future expenses; but if we do, they will be funded by management. Amounts advanced by management to pay our expenses will not be repaid by us or the acquisition candidate.

      We expect no Year 2000 problems, as our business is not dependent upon any computer. However, the business we acquire could experience interruptions in its business and significant losses if it or its customers or vendors rely on computer information systems that are unable to accurately process dates beginning on January 1, 2000.
9

Our Facilities

      Since our formation, under an oral agreement with our President and at no cost to us, we have maintained our executive offices in approximately 100 square feet of office space located at 2503 W. Gardner Ct., Tampa, FL 33611, in the home of our President. We consider this space to be adequate for our needs in the future.

Our Employees

      As of the date of this prospectus, our only employees are our two executive officers, each of whom devote at most 2% of their working time to our affairs.

                           RELATED PARTY TRANSACTIONS

      Our president will form similar acquisition companies for himself and for others in the future. He will not (1) consider a business combination with entities owned or controlled by him persons or entities that control him or are controlled by him or (2) create subsidiary entities with a view to distributing their securities to our shareholders. Acquisition candidates will be presented to us and to other companies formed by and for our president based upon the effective date our registration statement and those dates for each of these future acquisition companies. Management has no control over similar acquisition companies formed for others.

      We owe our president, Michael T. Williams, $60,000 in salary. The acquisition candidate must agree to pay this debt. The acquisition candidate must also agree to repurchase a number Mr. Williams' shares such that he owns less than 5% of the issued and outstanding common stock after the merger, for a price to be negotiated in the merger agreement.

                            DESCRIPTION OF SECURITIES

        --------------------------------------------------------- ------------------------------------------------------
             Authorized Capital Stock Under Our Articles Of                Shares Of Capital Stock Outstanding
                             Incorporation                                           After Offering
        --------------------------------------------------------- ------------------------------------------------------
                    50,000,000 shares of common stock                 10,000,100 shares of common stock -assuming all
                                                                                     shares are sold
        --------------------------------------------------------- ------------------------------------------------------


                  20,000,000 shares of preferred stock                        No shares of preferred stock
        --------------------------------------------------------- ------------------------------------------------------


      All significant provisions of our capital stock are summarized in this prospectus. However, the following description isn't complete and is governed by applicable Florida law and our articles of incorporation and bylaws. We have filed copies of these documents as exhibits to the registration statement related to this prospectus.

Common Stock
10

You have voting rights for your shares. However, due to our share ownership structure, these rights will have no impact on the outcome of a vote on matters that you are entitled to vote.

      You and all other common stockholders may cast one vote for each share held of record on all matters submitted to a vote. You have no cumulative voting rights in the election of directors This means, for example, that if there are three directors up for election, you cannot cast 3 votes for one director and none for the other two directors.

      Assuming all shares are distributed, and 80% of the shares in this offering are distributed to management, our present shareholders including management will collective own approximately 80% of our then issued and outstanding shares. Accordingly, the current shareholders will be able control the election of all of our directors and our other matters on which stockholders have a right to vote.

You have dividend rights for your shares. You should not anticipate ever receiving dividends.

      You and all other common stockholders are entitled to receive dividends and other distributions when declared by our board of directors out of the assets and funds available, based upon your percentage ownership of us. Florida law prohibits the payment of any dividends where, after payment of the dividend, we would be unable to pay our debts as they come due in the usual course of business or our total assets would be less than the sum of our total liabilities plus any amounts the law requires to be set aside. We will not pay dividends. You should not expect to receive any dividends on shares in the near future, even after a merger. This investment is inappropriate for you if you need dividend income from an investment in shares.

You have rights if we go out of business forever.

       If we go out of business forever, you and all other common stockholders will be entitled to share in the distribution of assets remaining after payment of all money we owe to others and any priority payment required to be made to our preferred stockholders. Our directors, at their discretion, may borrow funds without your prior approval, which potentially further reduces the amount you would receive if we go out of business forever.

You have no right to acquire shares of stock based upon your percentage ownership of our shares when we issue more shares of our stock to other people.

      We do not provide our stockholders with preemptive rights to subscribe for or to purchase any additional shares offered by us in the future. The absence of these rights could, upon our sale of additional shares of common or preferred stock, result in a decrease in the percentage ownership that you hold or percentage of total votes you may cast.

Preferred Stock

Our board of directors can issue preferred stock at any time with any legally-permitted rights and preferences without your approval.
11

       Our board of directors, without your approval, is authorized to issue preferred stock. They can issue different classes of preferred stock, with some or all of the following rights or any other rights they think are appropriate and that are legal:

o        Voting
o        Dividend
o        Required or optional repurchase by us
o        Conversion into common stock, with or without additional payment
o Payments preferred stockholders will receive before common stockholders if we go out of business forever

      The issuance of preferred stock could provide us with flexibility for possible acquisitions and other corporate purposes. But it also could render meaningless your right to vote your stock on a matter that you are entitled to vote on because preferred stockholders could own shares with a majority of the votes required on any issue. Someone interested in buying our company may not follow through with their plans because they could find it more difficult to acquire, or be discouraged from acquiring, a majority of our outstanding stock because we issue preferred stock.


We may issue class A preferred stock in a merger.

     This preferred stock could entitle persons owning common stock of the acquisition candidate to convert into more shares of our stock after the merger based upon the following formula:

        ------------------------------------------------------------------------
                  1 - the  fraction  [Average of Bid and Ask Price for the first
                 20 days the common stock trades upon any established securities market/ a specific dollar value to be determined in the merger agreement]

                                                          divided by

                 {the fraction [Average of Bid and Ask Price for the first 20 days the common stock trades upon any established securities market/ the same dollar value]}

                 The company being acquired will tell us what they want the specific dollar value to be.
        ------------------------------------------------------------------------

      Here's how the formula would work. Assume the average bid/ask for the 20-day period was $2.00 and the specific dollar value was $3.00. When we plug these numbers into the formula, we get the following calculation:
12

        ------------------------------------------------------------------------
                 1 - the fraction [Average of Bid and Ask Price for the first 20 days the common stock trades upon any established securities market [This number is 2]/ a specific dollar value to be determined in the merger agreement [This number is 3]] [This number is then calculated: 1 - 2/3 = 1/3.]

                                                          divided by

                 {the fraction [Average of Bid and Ask Price for the first 20 days the common stock trades upon any established securities market [This number is 2]/ a specific dollar value to be determined in the merger [This number is 3]]} [This number is then calculated: 2/3]

                 To finish our computation, we do the following: 1/3 divided by 2/3 = .5

                 This means that, in this example, .5 additional shares of our stock for each share of common stock issued to shareholders in the company acquired in the merger would be issued upon conversion of this preferred stock. The actual number of shares issued could vary.
         -----------------------------------------------------------------------

 Transfer Agent and Registrar

      We are the transfer agent and registrar for our stock.

                         SHARES ELIGIBLE FOR FUTURE SALE

      Of the shares outstanding after the offering, the 10,000,000 shares sold in this offering will have been registered with the SEC and can be freely resold, except if they are acquired by our directors, executive officers or other persons or entities that they control or who control them. The remaining 100 outstanding shares may only be sold under the rule. We may also register shares issued in the merger such that they could be freely resold, except if they are acquired by our directors, executive officers or other persons or entities that they control or who control them. Although unlikely, we could register and issue as many as 39,999,900 shares of common stock of shares or preferred stock convertible into this amount of common shares in a merger.

      Our directors, executive officers, and persons or entities that they control or who control them will be able to sell shares of stock which are registered and freely tradable only so long as they do so without violating SEC rule 144. The rule provides that they may sell shares of common stock in any three-month period in an amount limited to the greater of:

o        1% of our outstanding shares of common stock
o The average weekly trading volume in our common stock during the four calendar weeks preceding a sale

Their sales under the rule also must be made without violating:
13

o Manner-of-sale provisions - in the market through a broker at current market prices o Notice requirements - forms must be filed with the SEC o Requirement of availability of public information about us - current in filing required SEC reports.

      All persons acquiring shares that are not registered and freely tradable may not sell their shares during the first year, and will be subject to these restrictions for the second year, after they acquire their shares


                                   MANAGEMENT

      The following table and subsequent discussion sets forth information about our directors and executive officers, each of whom will serve in the same capacity with us upon completion of the offering, but will resign upon the closing of the merger. Each director and executive officer was elected to his position in September, 1998.


 Name                                           Age              Title

 Michael T. Williams                            50              President,
                                                          Treasurer and Director
 M. Brandon Williams                            18              Secretary

      Michael T. Williams responsibilities will include management of our operations as well as our administrative and financial activities. Since 1975 Mr. Williams has been in the practice of law, initially with a government agency, and since then in private practice. He was also chief executive officer of Florida Community Cancer Centers, Dunedin, FL from 1991-1995. He received a BA from the University of Kansas and a JD from the University of Pennsylvania.

      M. Brandon Williams is the son of Michael T. Williams. He is currently a senior at Tampa Preparatory School, Tampa, FL.

      Our  directors   all  hold  office  until  the  next  annual   meeting  of
 shareholders and the election of their successors. Directors receive no compensation for serving on the board other than reimbursement of reasonable expenses incurred in attending meetings.
 Officers are appointed by the board and serve at their discretion.

 Executive Compensation

      We have agreed orally to pay Michael T. Williams $60,000 of salary for all services rendered and to be rendered until the merger closes. This debt will be assumed and paid by the acquisition candidate.

 Certain Provisions of Florida Law
14

      Our director is bound by the general standards for directors provisions in Florida law. These provisions allow him in making makes decisions based upon factors he deems relevant, including our long-term prospects and interests and the social, economic, legal or other effects of any proposed action on the employees, suppliers or our customers, the community in which the we operate and the economy.

      We have elected to opt out of the affiliated transactions provision of Florida law. This means that our transactions with management and persons or entities that control or are controlled by management do not have to be done in a manner required under that provision. We have elected to opt out of the control share acquisition provision of Florida law. This means that a future issuance of shares having 20% or more of the aggregate number of votes that can be cast on any matter by our shareholders does not have to be done in a manner required under that provision.

      Florida law limits our director's liability. We have agreed to indemnify our director, meaning that we will pay for damages he incurs for properly acting as a director. The SEC believes that this indemnification may not be given for violations of the law that governs the distribution of our securities.

                              PRINCIPAL SHAREHOLDER

      The following table sets forth information about our current shareholder. The person named below has sole voting and investment power with respect to the shares. The numbers in the table reflect shares of common stock held as of the date of this prospectus and also reflect shares that may be acquired by Mr. Williams under the offering. The numbers in this table assume 10,000,100 shares of common stock outstanding following the offering:

                                      Shares Owned                                           Percentage
-------------------------------- --------------- ----------------------------- -------------------------- ------------------
                                   Before             After Offering              Before Offering         After Offering
                                  Offering
-------------------------------- --------------- ----------------------------- -------------------------- ------------------
 Michael T. Williams                 100                  8,100,000                       100%                 80%
 100  100%
 2503 W. Gardner Ct.
 Tampa FL 33611
-------------------------------- --------------- ----------------------------- -------------------------- ------------------
All directors and officers           100                 8,100,000                      100%                   80%
as a group -
2 persons
-------------------------------- --------------- ----------------------------- -------------------------- ------------------

                                  THE OFFERING

       We are offering up to 10,000,000 shares ourselves without the use of a professional underwriter. We will not pay commissions on stock sales. We determined to distribute the shares in this offering for free. We made this
15
 decision based upon the factors described in the section entitled Potential Lack of Share Future Value beginning on page *.

                      WHERE CAN YOU FIND MORE INFORMATION?

      We have not previously been required to comply with the reporting requirements of the Securities Exchange Act of 1934. We have filed with the SEC a registration statement on form SB-2 to register the offer and sale of the shares. This prospectus is part of that registration statement, and, as permitted by the SEC's rules, does not contain all of the information in the registration statement. For further information about us and the shares offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and its exhibits and schedules at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The registration statement is also available electronically on the World Wide Web at http://www.sec.gov. However, you must search under the name Brandon
- I and not our real name 4 Brandon - I because of an error in processing our original filing.

      You can also call or write us at any time with any questions you may have. We'd be pleased to speak with you about any aspect of our business and this offering.

                                LEGAL PROCEEDINGS

      We not a party to or aware of any pending or threatened lawsuits or other legal actions.

                                  LEGAL MATTERS

      The validity of the shares offered under this prospectus is being passed upon for us by Williams Law Group, P.A., Tampa FL. Mr. M. T. Williams is the principal and sole stockholder of this firm. Mr. Williams is currently our sole shareholder.

                                     EXPERTS

      Our financial statements as of December 31, 1998, included in this prospectus and in the registration statement, have been so included in reliance upon the report of Beard, Nertney, Kingery, Crouse, & Hohl P.A., independent certified public accountants, included in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

                                 FINANCIAL STATMENTS
16

                TABLE OF CONTENTS

-------------------------------------------------------------------------------




Independent Auditors' Report                             F-2

Financial Statements as of and for the period September 24, 1998 (date of incorporation) to December 31, 1998:

    Balance Sheet                                        F-3

    Statement of Operations                              F-4

    Statement of Stockholder's Equity                    F-5

    Statement of Cash Flows                              F-6

    Notes to Financial Statements                        F-7

{Letterhead of BEARD NERTNEY KINGERY CROUSE & HOHL P.A.}





INDEPENDENT AUDITORS' REPORT


To the Board of Directors of 4 BRANDON - I, Inc.:

We have audited the balance sheet of 4 BRANDON - I, Inc. (the "Company"), a development stage enterprise, as of December 31, 1998, and the related statements of operations, stockholder's equity and cash flows for the period September 24, 1998 (date of incorporation) to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and the disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1998, and the results of its operations and its cash flows for the period September 24, 1998, (date of incorporation) to December 31, 1998 in conformity with generally accepted accounting principles.

The Company, with the consent of its stockholder, has elected under the Internal Revenue Code to be an S Corporation. In lieu of corporate income taxes, the stockholders of an S Corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for income taxes has been included in these financial statements.


                         BEARD NERTNEY KINGERY CROUSE & HOHL P.A.

January 20, 1999

      4 BRANDON - I, Inc.
      (A Development Stage Enterprise)

      BALANCE SHEET AS OF DECEMBER 31, 1998




      ASSETS                                                            $   0
                                                                          ===


      LIABILITIES AND STOCKHOLDER'S EQUITY

      STOCKHOLDER'S EQUITY:
          Common stock - $.01par value: 50,000,000 shares
            authorized1 100 shares issued and outstanding               $   1
          Preferred  Stock - $.01 par value;  20,000,000
            shares  authorized 0 shares issued and outstanding              0
          Additional paid-in capital                                      246
          Deficit accumulated during the development stage               (247)
                                                                          ---

              TOTAL                                                     $   0
                                                                          ===




      SEE NOTES TO FINANCIAL STATEMENTS.

      4 BRANDON - I, Inc.
      (A Development Stage Enterprise)

      STATEMENT OF OPERATIONS
      for the period September 24, 1998 (date of incorporation) to December 31, 1998



      EXPENSES
        Organization costs                                             $ 247
                                                                         ---

      NET LOSS                                                         $ 247
                                                                         ===

      NET LOSS PER SHARE                                               $2.47
                                                                        ====

      SEE NOTES TO FINANCIAL STATEMENTS.

         4 BRANDON - I, Inc.
    (A Development Stage Enterprise)

    STATEMENT OF STOCKHOLDER'S EQUITY
    for the period September 24, 1998 (date of incorporation) to December 31, 1998

                                                                              Deficit
                                                                              Accumulated
                                                                  Additional  During the
                                Common           Preferred           Paid-    Development
                                Shares    Value   Shares    Value  in Capital Stage         Total
                                ------    -----  --------- ------  ---------  -----------   -----
Balances, September 24, 199        0     $    0      0     $    0  $    0     $    0        $  0

Proceeds from the issuance
  of common stock                100          1                       246                    247

Net loss for the period,
   September 24, 1998
   (date of incorporation)
   to December 31, 1998                                                         (247)       (247)
                                ---         ---    ---       ---      ---        ---         ---
Balances December 31, 1998      100        $  1      0    $    0    $ 246     $ (247)       $  0
                                ===         ===    ===       ===      ===        ===         ===







    SEE NOTES TO FINANCIAL STATEMENTS.

      4 BRANDON - I, Inc.
      (A Development Stage Enterprise)

      STATEMENT OF CASH FLOWS
      for the period September 24, 1998 (date of incorporation) to December 31, 1998





      CASH FLOWS FROM OPERATING ACTIVITIES
      Net loss                                                     $(247)
                                                                     ---

      CASH FLOWS FROM FINANCING ACTIVITIES
      Proceeds from the issuance of common stock                     247
                                                                     ---

      NET INCREASE IN 0ASH AND CASH EQUIVALENTS                        0
                                                                     ---
      CASH AND CASH EQ0IVALENTS, BEGINNING OF PERIOD                   0

      CASH AND CASH EQ0IVALENTS, END OF PERIOD                      $  0
                                                                     ===




      SUPPLEMENTAL DISCLOSURES
      Interest paid                                                 $  0
                                                                     ===



      SEE NOTES TO FINANCIAL STATEMENTS.

                               4 BRANDON - I, INC.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS


-------------------------------------------------------------------------------


NOTE A - FORMATION AND OPERATIONS OF THE COMPANY

4-BRANDON - I, Inc. (the "Company") was incorporated under the laws of the state of Florida on September 24, 1998. The Company is considered to be in the development stage, as defined in Financial Accounting Standards Board Statement No. 7. The Company intends to effect a merger or other similar business combinations or to establish new businesses. The planned principal operations of the Company have not commenced, therefore accounting policies and procedures have not yet been established.



-------------------------------------------------------------------------------

 Part 11 - INFORMATION NOT REQUIRED IN PROSPECTUS

 Item 22. Indemnification of directors and Officers.

 The information required by this Item is incorporated by reference to indemnification in the prospectus herein.

 Item 23. Other Expenses of Issuance and Distribution.
 SEC Registration Fee                           $100
 Blue Sky Fees and Expenses                     1000
 Legal Fees and Expenses                        0
 Printing and Engraving Expenses                6,500
 Accountants' Fees and Expenses                 1,000
 Miscellaneous                                  1,400
    Total                                       $10,000

 The foregoing expenses, except for the SEC fees, are estimated.

 Item 24. Recent Sales of Unregistered Securities.

    The following sets forth information relating to all previous sales of Common Stock by the Registrant which sales were not registered under the Securities Act of 1933.

 None

 Item 25. Exhibits.

 The following exhibits are filed with this Registration Statement:
 NumberExhibit Name
1Escrow Agreement in Accordance with rule 419 under the Securities Act of 1933, as amended 3.1 Articles of Incorporation 3.2 By-Laws 5 Opinion Regarding Legality 24.1 Consent of Counsel 24.2 Consent of Expert

 All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our Common Stock is contained in our Articles of Incorporation and By-Laws.

 Item 26. Undertakings.

 The undersigned registrant hereby undertakes:
17

 (1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

 (i) To include any prospectus required by section I 0(a)(3) of the Securities Act of 193 3; (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement.

 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

    Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted under authority conferred to that section.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant under its Certificate of Incorporation or provisions of Florida law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
18

 SIGNATURES

 Under the requirements of the Securities Act of 1933,the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized by power of attorney, in the City of Tampa, State of Florida, on February 22, 1999.

 4 Brandon - I, Inc. (Registrant)

 /s/ Michael T. Williams, President, Treasurer, and director (Signature)

 /s/  M. Brandon Williams, Secretary (Signature)

      As filed with the SEC on February 26, 1999 SEC Registration No. 333-71659











                                         SECURITIES AND EXCHANGE COMMISSION



                                               WASHINGTON, D.C. 20549








                                    EXHIBITS

                                       TO

                                 AMENDMENT NO. 1
                             REGISTRATION STATEMENT

                                  ON FORM SB-2

                                      UNDER

                           THE SECURITIES ACT OF 1933








                               4 BRANDON - I, INC.






      (Consecutively numbered pages through of this Registration Statement)

                                INDEX TO EXHIBITS

---------------------- ------------------------------ --------------------------------------------- ------------------------

    EXHIBIT NO.                SEC REFERENCE          TITLE OF DOCUMENT                             LOCATION
                                   NUMBER
---------------------- ------------------------------ --------------------------------------------- ------------------------
---------------------- ------------------------------ --------------------------------------------- ------------------------

         1                           1                Escrow Agreement                              This Filing
                                                                                                    Page
---------------------- ------------------------------ --------------------------------------------- ------------------------
---------------------- ------------------------------ --------------------------------------------- ------------------------

         2                           3                Charter and Bylaws                            This Filing
                                                                                                    Page
---------------------- ------------------------------ --------------------------------------------- ------------------------
---------------------- ------------------------------ --------------------------------------------- ------------------------

         3                           5                Consent of WILLIAMS LAW GROUP, P.A.           This Filing
                                                                                                    Page
---------------------- ------------------------------ --------------------------------------------- ------------------------
---------------------- ------------------------------ --------------------------------------------- ------------------------

         4                          23                Consent of Beard, Nertney, Kingery, Crouse    This Filing
                                                      & Hohl, P.A.                                  Page
---------------------- ------------------------------ --------------------------------------------- ------------------------
---------------------- ------------------------------ --------------------------------------------- ------------------------

         5                          23                Consent of WILLIAMS LAW GROUP, P.A., (See     This Filing
                                                      Exhibit 2)                                    Page
---------------------- ------------------------------ --------------------------------------------- ------------------------
